Exhibit 10.3

SENSATA TECHNOLOGIES HOLDING PLC

AMENDMENT TO AWARD AGREEMENTS
This Amendment to Award Agreements (this “Amendment”) is entered into on February 29, 2020 (the “Effective Date”) by and between Sensata Technologies Holding plc (the “Company”) and Martha Sullivan (the “Participant”). Capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Sensata Technologies Holding plc First Amended and Restated 2010 Equity Incentive Plan (as amended, the “Plan”)
WHEREAS, the Company and the Participant are parties to certain award agreements, as set forth on Schedule A hereto (each an “Option Award Agreement” and, collectively, the “Option Award Agreements”);
WHEREAS, in connection with the Participant’s transition to a Senior Advisor of the Company, the Company and the Participant have agreed that it is in their mutual best interests to amend certain provisions in the Option Award Agreements, in accordance with the terms and conditions set forth in this Amendment; and
WHEREAS, the Committee has approved amendments to certain provisions of the Option Award Agreements.
NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:
1.Each of the Option Award Agreements is revised to provide that for purposes of Section 4.5 of the Plan and Section 4.a of the Option Award Agreement dated April 1, 2019, as applicable, the term “Termination Date” shall refer to the later of the date the Participant (a) is no longer employed by the Company or any of its Subsidiaries for any reason or (b) ceases serving as a director on the Board.
2.    The Option Award Agreements dated April 1, 2012 and April 1, 2011 are further revised to provide that the term “date of termination” shall refer to the later of the date the Participant (a) is no longer employed by the Company or any of its Subsidiaries for any reason or (b) ceases serving as a director on the Board.
3.    This Amendment shall become effective on the Effective Date.

4.    Except as expressly modified by or inconsistent with this Amendment, all other provisions of the Option Award Agreements shall remain unchanged and in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SENSATA TECHNOLOGIES HOLDING PLC

By: /s/ Paul S. Vasington
Name: Paul S. Vasington
Title: EVP, Chief Financial Officer

PARTICIPANT

By: /s/ Martha Sullivan
Martha Sullivan

[Signature Page to Amendment to Option Award Agreements]

Schedule A

Option Award Agreements

Grant Date	Number of Ordinary Shares Underlying Award	Exercise/Subscription Price
April 1, 2012	107,100	$33.48
April 5, 2013	198,000	$32.03
April 1, 2014	153,939	$43.16
April 1, 2015	71,272	$56.94
April 1, 2016	109,022	$38.96
April 1, 2017	101,380	$43.67
April 1, 2018	78,720	$51.83
April 1, 2019	99,210	$46.93

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